EXHIBIT 99.1 News Release

HP Reports First Quarter 2011 Results

—	First Quarter GAAP diluted earnings per share up 26% year over year with non-GAAP diluted earnings per share up 27% and cash flow from operations up 28%

—	First quarter gross margins up 1.5 percentage points year over year to 24.4%

—	Continued strength in commercial hardware, with Enterprise Servers, Storage and Networking revenue up 22% year over year and growth in commercial PC Clients and Printers of 11% and 13%, respectively

—	Raising full year GAAP diluted earnings per share outlook to $4.46 to $4.54 and non-GAAP diluted earnings per share outlook to $5.20 to $5.28

PALO ALTO, Calif., Feb. 22, 2011 – HP today announced financial results for its first fiscal quarter ended January 31, 2011. Net revenue of $32.3 billion was up 4% from the prior-year period both as reported and in constant currency.

GAAP diluted earnings per share (EPS) was $1.17, up 26% from $0.93 in the prior-year period. Non-GAAP diluted EPS was $1.36, up 27% from $1.07 in the prior-year period. Non-GAAP financial information excludes after-tax costs of approximately $0.19 per share and $0.14 per share in the first quarter of fiscal 2011 and 2010, respectively, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges. Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

“I’m pleased with our EPS and margin expansion during the quarter.  Going forward, we have the opportunity to further capitalize on our customers’ demands for higher value-added solutions,” said Léo Apotheker, HP president and chief executive officer. “HP has a powerful portfolio, including exciting, recently announced cloud and connectivity offerings. We are focused on leveraging these strengths to extend our leadership and accelerate growth.”

Editorial Contacts

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

Michael Thacker, HP
+1 650 857 2254
corpmediarelations@hp.com

HP Investor Relations
investor.relations@hp.com

HP Media Hotline
+ 1 866 266 7272
www.hp.com/go/newsroom

	Q1 FY11	Q1 FY10	Y/Y
Net revenue ($B)	$ 32.3	$ 31.2	4%
GAAP operating margin	10.5%	9.6%	0.9 pts
GAAP net earnings ($B)	$ 2.6	$ 2.3	16%
GAAP diluted EPS	$ 1.17	$ 0.93	26%
Non-GAAP operating margin	12.4%	11.2%	1.2 pts
Non-GAAP net earnings ($B)	$ 3.0	$ 2.6	17%
Non-GAAP diluted EPS	$ 1.36	$ 1.07	27%

News Release

“HP’s financial strength and discipline helped generate $3.1 billion in cash flow from operations, up 28% year over year,” said Cathie Lesjak, HP executive vice president and chief financial officer.

Trends and Regional Performance
HP saw balanced growth in the first quarter across all regions in local currency, with accelerated growth in BRIC countries (Brazil, Russia, India and China). Results were largely driven by momentum in the commercial sector as businesses continued to spend on technology. HP experienced uneven consumer performance across its geographies and product categories during the quarter.

First quarter revenue was up 6% in the Americas to $14.4 billion. Revenue was flat in Europe, the Middle East and Africa and up 7% in Asia Pacific to $12.1 billion and $5.8 billion, respectively. When adjusted for the effects of currency, revenue was up 5% in the Americas, up 4% in Europe, the Middle East and Africa and up 2% in Asia Pacific. Revenue from outside of the United States in the first quarter accounted for 65% of total HP revenue, with revenue in the BRIC countries increasing 11% while accounting for 11% of total HP revenue.

Business Group Highlights
—
Personal Systems Group (PSG) revenue declined 1% year over year with a 6.4% operating margin. PSG delivered record operating profit in the quarter and remains the PC market leader in terms of units, revenue and profit share. The commercial refresh cycle continues, and HP saw 11% year-over-year revenue growth in Commercial Clients while revenue in Consumer Clients declined 12% in the quarter.

—
Imaging and Printing Group (IPG) revenue grew 7% year over year with a 17.0% operating margin. IPG delivered strong performance across the business with share gains in all printing categories and 33% year-over-year growth in commercial printer hardware units. IPG continued to drive innovation and momentum with the new e-Print platform, graphic arts and other commercial print solutions.

—
Services revenue declined 2% year over year with a 16.0% operating margin. Services operating margin expanded 30 basis points year over year due primarily to service delivery transformation efforts. Enterprise Services had solid long-term signings in the first quarter, the impact of which was partially offset by softer signings in shorter term, higher value-added services and add-on IT outsourcing projects.

News Release

—
Enterprise Servers, Storage and Networking (ESSN) revenue grew 22% year over year with a 14.7% operating margin. ESSN delivered a solid quarter, demonstrating increased value to customers as they transition to hybrid cloud environments through a converged infrastructure, including innovations in servers, storage and networking.

—	HP Software revenue grew 5% year over year with a 17.6% operating margin. HP Software expanded its security footprint with the integration of Fortify and ArcSight during the quarter.

—
Financial Services revenue grew 15% year over year with a 9.6% operating margin. Financial Services growth was driven by both double-digit growth in lease volume and a healthy improvement in portfolio assets.

Asset Management
HP generated $3.1 billion in cash flow from operations in the first quarter. Inventory ended the quarter at $6.7 billion, with days of inventory flat year over year at 25 days. Accounts receivable of $16.6 billion was up 4 days year over year. Accounts payable ended the quarter at $13.5 billion, down 1 day from the prior-year period. HP’s dividend payment of $0.08 per share in the first quarter resulted in cash usage of $175 million. HP also utilized $2.3 billion of cash during the quarter to repurchase approximately 54 million shares of common stock in the open market. HP exited the quarter with $10.0 billion in gross cash.

Outlook
For the second quarter of fiscal 2011, HP estimates revenue of approximately $31.4 billion to $31.6 billion, GAAP diluted EPS in the range of $0.99 to $1.01, and non-GAAP diluted EPS in the range of $1.19 to $1.21.

Second quarter fiscal 2011 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.20 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

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News Release

HP expects full year fiscal 2011 revenue in the range $130 billion to $131.5 billion, GAAP diluted EPS in the range of $4.46 to $4.54, and non-GAAP diluted EPS in the range of $5.20 to $5.28.

Full year fiscal 2011 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.74 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

As part of its annual financial review process, HP implemented several organizational realignments effective Q1 FY11. To provide improved visibility and comparability, HP has reflected these realignments in prior financial reporting periods on an as-if basis. These realignments resulted in, among other things, the transfer of revenue within and among various financial reporting segments and business units. The changes do not impact HP’s previously reported consolidated net revenue, earnings from operations, net earnings, or earnings per share at the company level. To reflect these changes, HP released modified quarterly and annual consolidated condensed statements of earnings, segment financial results and statements of business unit revenue for fiscal 2009 and 2010, which are available on HP’s Investor Relations website at www.hp.com/investor/home.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q1 FY11 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2011q1webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

News Release

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 and HP’s other filings with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the quarter ended January 31, 2011. In particular, determining HP’s actual tax balances and provisions as of January 31, 2011 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Net revenue	$32,302	$33,278	$31,177

Costs and Expenses: (a)
Cost of sales	24,408	24,995	24,027
Research and development	798	814	681
Selling, general and administrative	3,090	3,464	2,967
Amortization of purchased intangible assets	425	424	330
Restructuring charges	158	235	131
Acquisition-related charges	29	51	38
Total costs and expenses	28,908	29,983	28,174

Earnings from operations	3,394	3,295	3,003

Interest and other, net	(97)	(81)	(199)

Earnings before taxes	3,297	3,214	2,804

Provision for taxes	692	676	554

Net earnings	$2,605	$2,538	$2,250

Net earnings per share:
Basic	$1.19	$1.13	$0.95
Diluted	$1.17	$1.10	$0.93

Cash dividends declared per share	$0.16	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,182	2,249	2,358
Diluted	2,226	2,297	2,427

(a)	In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended January 31, 2011	Diluted earnings per share	Three months ended October 31, 2010	Diluted earnings per share	Three months ended January 31, 2010	Diluted earnings per share

GAAP net earnings	$2,605	$1.17	$2,538	$1.10	$2,250	$0.93

Non-GAAP adjustments:
Amortization of purchased intangible assets	425	0.19	424	0.19	330	0.14
Restructuring charges	158	0.07	235	0.10	131	0.05
Acquisition-related charges	29	0.01	51	0.02	38	0.01
Adjustments for taxes	(187)	(0.08)	(184)	(0.08)	(155)	(0.06)
Non-GAAP net earnings	$3,030	$1.36	$3,064	$1.33	$2,594	$1.07

GAAP earnings from operations	$3,394		$3,295		$3,003

Non-GAAP adjustments:
Amortization of purchased intangible assets	425		424		330
Restructuring charges	158		235		131
Acquisition-related charges	29		51		38

Non-GAAP earnings from operations	$4,006		$4,005		$3,502

GAAP operating margin	11%		10%		10%
Non-GAAP adjustments	1%		2%		1%

Non-GAAP operating margin	12%		12%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2011	October 31, 2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$9,934	$10,929
Accounts receivable	16,552	18,481
Financing receivables	2,982	2,986
Inventory	6,747	6,466
Other current assets	15,189	15,322

Total current assets	51,404	54,184

Property, plant and equipment	11,575	11,763

Long-term financing receivables and other assets	11,017	12,225

Goodwill and purchased intangible assets	45,937	46,331

Total assets	$119,933	$124,503

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,381	$7,046
Accounts payable	13,453	14,365
Employee compensation and benefits	2,976	4,256
Taxes on earnings	789	802
Deferred revenue	6,927	6,727
Other accrued liabilities	16,084	16,207

Total current liabilities	43,610	49,403

Long-term debt	17,022	15,258
Other liabilities	17,754	19,061

Stockholders' equity:
HP stockholders' equity	41,206	40,449
Non-controlling interests	341	332

Total stockholders' equity	41,547	40,781

Total liabilities and stockholders' equity	$119,933	$124,503

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended
	January 31, 2011	January 31, 2010

Cash flows from operating activities:
Net earnings	$2,605	$2,250
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,255	1,162
Stock-based compensation expense	180	181
Provision for bad debt and inventory	86	92
Restructuring charges	158	131
Deferred taxes on earnings	632	(192)
Excess tax benefit from stock-based compensation	(64)	(128)
Other, net	(104)	87

Changes in assets and liabilities:
Accounts and financing receivables	1,752	1,875
Inventory	(333)	(543)
Accounts payable	(912)	(1,268)
Taxes on earnings	(242)	479
Restructuring	(272)	(400)
Other assets and liabilities	(1,671)	(1,319)
Net cash provided by operating activities	3,070	2,407

Cash flows from investing activities:
Investment in property, plant and equipment	(926)	(821)
Proceeds from sale of property, plant and equipment	543	112
Purchases of available-for-sale securities and other investments	(19)	(9)
Maturities and sales of available-for-sale securities and other investments	53	-
(Payments) receipts made in connection with business acquisition, net	(14)	7
Net cash used in investing activities	(363)	(711)

Cash flows from financing activities:
(Repayment) issuance of commercial paper and notes payable, net	(3,710)	78
Issuance of debt	2,117	29
Payment of debt	(138)	(80)
Issuance of common stock under employee stock plans	430	1,319
Repurchase of common stock	(2,290)	(2,713)
Excess tax benefit from stock-based compensation	64	128
Dividends	(175)	(189)
Net cash used in financing activities	(3,702)	(1,428)

(Decrease) increase in cash and cash equivalents	(995)	268
Cash and cash equivalents at beginning of period	10,929	13,279
Cash and cash equivalents at end of period	$9,934	$13,547

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Net revenue:(a)

Services	$8,607	$9,125	$8,790
Enterprise Servers, Storage and Networking	5,634	5,888	4,610
HP Software	697	763	663
HP Enterprise Business	14,938	15,776	14,063
Personal Systems Group	10,449	10,283	10,584
Imaging and Printing Group	6,630	6,995	6,206
HP Financial Services	827	809	719
Corporate Investments	78	135	60
Total Segments	32,922	33,998	31,632
Eliminations of intersegment net revenue and other	(620)	(720)	(455)

Total HP Consolidated Revenue	$32,302	$33,278	$31,177

Earnings from operations:(a)

Services	$1,375	$1,500	$1,379
Enterprise Servers, Storage and Networking	828	888	607
HP Software	123	261	172
HP Enterprise Business	2,326	2,649	2,158
Personal Systems Group	672	568	530
Imaging and Printing Group	1,129	1,220	1,054
HP Financial Services	79	73	67
Corporate Investments	(183)	(157)	(56)
Total Segments	4,023	4,353	3,753

Corporate and unallocated costs and eliminations	149	(239)	(88)
Unallocated costs related to stock-based compensation expense	(166)	(109)	(163)
Amortization of purchased intangible assets	(425)	(424)	(330)
Restructuring charges	(158)	(235)	(131)
Acquisition-related charges	(29)	(51)	(38)
Interest and other, net	(97)	(81)	(199)

Total HP Consolidated Earnings Before Taxes	$3,297	$3,214	$2,804

(a)	Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Net revenue:(a)

Infrastructure Technology Outsourcing	$3,636	$3,851	$3,675
Technology Services	2,602	2,733	2,631
Application Services	1,632	1,763	1,681
Business Process Outsourcing	658	695	734
Other	79	83	69
Services	8,607	9,125	8,790
Industry Standard Servers	3,448	3,530	2,946
Storage	1,012	1,044	889
Business Critical Systems	555	695	556
HP Networking(b)	619	619	219
Enterprise Servers, Storage and Networking	5,634	5,888	4,610
HP Software(c)	697	763	663
HP Enterprise Business	14,938	15,776	14,063
Notebooks	5,808	5,623	6,138
Desktops	3,896	3,928	3,853
Workstations	535	529	375
Other	210	203	218
Personal Systems Group(d)	10,449	10,283	10,584
Supplies	4,358	4,707	4,081
Commercial Hardware	1,464	1,541	1,291
Consumer Hardware	808	747	834
Imaging and Printing Group	6,630	6,995	6,206
HP Financial Services	827	809	719
Corporate Investments	78	135	60
Total Segments	32,922	33,998	31,632
Eliminations of intersegment net revenue and other	(620)	(720)	(455)

Total HP Consolidated Revenue	$32,302	$33,278	$31,177

(a)	Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. In addition, revenue was transferred among the business units within the Services and Personal Systems Group segments. There was no impact on the previously reported financial results for the HP Financial Services and Imaging and Printing Group segments or for the business units within the Imaging and Printing Group segment.

(b)	The networking business was added to the Enterprise Servers, Storage and Networking segment in fiscal 2011.

(c)	The Business Technology Optimization and Other Software business units were consolidated into a single business unit within the HP Software segment in fiscal 2011.

(d)	The Handhelds business unit, which includes devices that run on Windows Mobile software, was reclassified into the Other business unit within the Personal Systems Group in fiscal 2011.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT REVENUE SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended	Revenue growth rate (%)
	January 31, 2011	Y/Y	Q/Q

Net revenue: (a)

Infrastructure Technology Outsourcing	$3,636	(1%)	(6%)
Technology Services	2,602	(1%)	(5%)
Application Services	1,632	(3%)	(7%)
Business Process Outsourcing	658	(10%)	(5%)
Other	79	14%	(5%)
Services	8,607	(2%)	(6%)
Industry Standard Servers	3,448	17%	(2%)
Storage	1,012	14%	(3%)
Business Critical Systems	555	0%	(20%)
HP Networking	619	183%	0%
Enterprise Servers, Storage and Networking	5,634	22%	(4%)
HP Software	697	5%	(9%)
HP Enterprise Business	14,938	6%	(5%)
Notebooks	5,808	(5%)	3%
Desktops	3,896	1%	(1%)
Workstations	535	43%	1%
Other	210	(4%)	3%
Personal Systems Group	10,449	(1%)	2%
Supplies	4,358	7%	(7%)
Commercial Hardware	1,464	13%	(5%)
Consumer Hardware	808	(3%)	8%
Imaging and Printing Group	6,630	7%	(5%)
HP Financial Services	827	15%	2%
Corporate Investments	78	30%	(42%)
Total Segments	32,922	4%	(3%)
Eliminations of intersegment net revenue and other	(620)	36%	(14%)

Total HP Consolidated Revenue	$32,302	4%	(3%)

(a)	Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. In addition, revenue was transferred among the business units within the Services and Personal Systems Group segments. There was no impact on the previously reported financial results for the HP Financial Services and Imaging and Printing Group segments or for the business units within the Imaging and Printing Group segment.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2011	Y/Y		Q/Q

Non-GAAP Operating Margin:(a)
Services	16.0%	0.3 pts		(0.4 pts	)
Enterprise Servers, Storage and Networking	14.7%	1.5 pts		(0.4 pts	)
HP Software	17.6%	(8.3 pts	)	(16.6 pts	)
HP Enterprise Business	15.6%	0.3 pts		(1.2 pts	)
Personal Systems Group	6.4%	1.4 pts		0.9 pts
Imaging and Printing Group	17.0%	0.0 pts		(0.4 pts	)
HP Financial Services	9.6%	0.3 pts		0.6 pts
Corporate Investments	(234.6%)	(141.3 pts	)	(118.3 pts	)
Total Segments	12.2%	0.3 pts		(0.6 pts	)

Total HP Consolidated Non-GAAP Operating Margin	12.4%	1.2 pts		0.4 pts

(a)	Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Numerator:

Net earnings	$2,605	$2,538	$2,250

Denominator:
Weighted-average shares used to compute basic EPS	2,182	2,249	2,358
Dilutive effect of employee stock plans	44	48	69
Weighted-average shares used to compute diluted EPS	2,226	2,297	2,427

Net earnings per share:
Basic(a)	$1.19	$1.13	$0.95
Diluted(b)	$1.17	$1.10	$0.93

(a)	Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2011	October 31, 2010	January 31, 2010

Numerator:
Non-GAAP net earnings	$3,030	$3,064	$2,594

Denominator:
Weighted-average shares used to compute basic EPS	2,182	2,249	2,358
Dilutive effect of employee stock plans	44	48	69

Weighted-average shares used to compute diluted EPS	2,226	2,297	2,427

Non-GAAP net earnings per share:
Basic(a)	$1.39	$1.36	$1.10
Diluted(b)	$1.36	$1.33	$1.07

(a)	Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

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Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

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Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles.  HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects.  All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

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HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

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Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

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Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

—	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

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Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.